UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 19, 2011

OPHTHALMIC IMAGING SYSTEMS
(Exact Name of Registrant as Specified in its Charter)

CALIFORNIA	1-11140	94-3035367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Lathrop Way, Suite I Sacramento, California	95815
(Address of Principal Executive)	(Zip Code)

(Registrant’s telephone number, including area code): (916) 646-2020

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement

On July 19, 2011, Ophthalmic Imaging Systems, a California corporation (the “Company”), entered into a Loan and Security Agreement (the “Loan Agreement”) with Sigma Opportunity Fund II, LLC (“Sigma”). Under the Loan Agreement, the Company borrowed from Sigma $500,000 (the “Loan”), at a rate of 12% per annum, to be due and payable in full on January 19, 2012. The Loan is secured by a security interest in substantially all of the Company’s assets existing on or acquired after the date of the Loan Agreement. The Loan will be used by the Company for general working capital purposes and to repay existing debts.

The foregoing description of the Loan does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan and which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 under the heading “Loan and Security Agreement” of this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits:

        10.1.           Loan and Security Agreement, dated July 19, 2011, by Ophthalmic Imaging Systems and Sigma Opportunity Fund II, LLC.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   July 21, 2011
OPHTHALMIC IMAGING SYSTEMS

By:	/s/ Ariel Shenhar
Name:	Ariel Shenhar
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Loan and Security Agreement, dated July 19, 2011, by Ophthalmic Imaging Systems and Sigma Opportunity Fund II, LLC.